     As filed with the Securities and Exchange Commission on April 7, 1999
                                                       Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              MAYTAG CORPORATION
            (Exact name of registrant as specified in its charter)
               Delaware                              42-0401785
       (State of incorporation)         (I.R.S. Employer Identification No.)

                         403 West Fourth Street North
                              Newton, Iowa 50208
                                (515) 787-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                 David D. Urbani, Vice President and Treasurer
                              Maytag Corporation
                         403 West Fourth Street North
                              Newton, Iowa 50208
                                (515) 787-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy of communications to:
                               Dennis V. Osimitz
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603

                                --------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                            Proposed
                                            Proposed        maximum
                              Amount         maximum       aggregate      Amount of
 Title of Securities to       to be      aggregate price offering price  registration
      be Registered       registered (1)    per unit          (1)            fee
-------------------------------------------------------------------------------------
 Debt Securities and
  Warrants to Purchase
  Debt Securities.......   $400,000,000        (2)        $400,000,000     $111,200

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(1) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies; or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price or purchase price of $400,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies. Estimated solely for purposes of calculating the registration fee.
(2) The maximum offering price per unit has been omitted pursuant to Rule 457(o) under the Securities Act of 1933 and Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the public offering price rather than the principal amount of any Debt Securities issued at a discount.

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED APRIL 7, 1999

Prospectus
--------------------------------------------------------------------------------

                               Maytag Corporation

                              Debt Securities and
                      Warrants to Purchase Debt Securities

--------------------------------------------------------------------------------


  By this prospectus, we may offer in one or more discrete offerings up to $400,000,000 of our Debt Securities and Warrants to purchase Debt Securities. The Debt Securities may be issued in one or more series and will be unsecured. We will determine the terms for the Debt Securities and Warrants at the time of sale. We will provide the specific terms of the Debt Securities and Warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

  Our executive offices are located at 403 West Fourth Street North, Newton, Iowa 50208, and our telephone number is (515) 787-7000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  We may offer the Debt Securities and Warrants in any of the following ways:

    .directly to purchasers;

    .through agents;

    .through dealers; or

    .through one or more underwriters or a syndicate of underwriters in an underwritten offering.

  Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will describe the plan of distribution for any Debt Securities and Warrants in the applicable prospectus supplements.


--------------------------------------------------------------------------------
               The date of this Prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
The Company................................................................   4
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of Debt Securities.............................................   4
Description of Warrants....................................................  12
Plan of Distribution.......................................................  14
Legal Matters..............................................................  15
Experts....................................................................  15

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement (No. 333-     ) that we
filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer the Debt Securities and Warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $400,000,000. The Debt Securities and the Warrants are collectively called the "Securities." This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the Debt Securities being offered and, in the case of Warrants, will describe the Debt Securities issuable upon exercise of the Warrants and the offering price, if any, exercise price, duration or any other terms of the Warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the Securities is completed:

  . Annual Report on Form 10-K for the year ended December 31, 1998; and

  . Current Reports on Form 8-K dated January 15, 1999, February 16, 1999 and
    March 25, 1999.

   This prospectus is part of a registration statement we have filed with the SEC relating to the Securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our Securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

   You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Maytag Corporation
     Communications Department
     403 West Fourth Street North
     Newton, Iowa 50208
     Telephone (515) 787-8339

   You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the Securities in any state in which the offer or sale is not permitted.

                                  THE COMPANY

   Maytag Corporation operates in three business segments: home appliances, commercial appliances and international appliances. We manufacture, sell and service washers, dryers, dishwashers, refrigerators, cooking appliances and floor care products under the Maytag, Hoover, Jenn-Air and Magic Chef brand names. We manufacture, sell and service commercial washers and dryers and commercial cooking equipment under the Maytag, Dixie-Narco, Blodgett and Pitco Frialator brand names. Our international appliances segment consists of our
50.5 percent owned joint venture in China, Rongshida-Maytag, which manufactures and distributes laundry products and refrigerators under the RSD brand name. We were organized as a Delaware corporation in 1925 and our headquarters are located in Newton, Iowa.

                                USE OF PROCEEDS

   Unless we state otherwise in the applicable prospectus supplement, we expect to add substantially all of the net proceeds from the sale of the Securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                           Fiscal Year Ended
                                                              December 31,
                                                        ------------------------
                                                        1998 1997 1996 1995 1994
                                                        ---- ---- ---- ---- ----
      Ratio of earnings to fixed charges............... 7.72 5.26 4.78 1.93 3.84

   The ratio of earnings to fixed charges was computed by dividing "earnings," the sum of income from continuing operations before taxes on income, minority interest, extraordinary items, cumulative effect of accounting changes and fixed charges by total fixed charges. "Fixed charges" consists of interest on indebtedness, depreciation of capitalized interest and an imputed interest portion of the rent expense on operating leases.

                         DESCRIPTION OF DEBT SECURITIES

General

   The Debt Securities will be issued under an Indenture dated as of June 15, 1987, between us and The First National Bank of Chicago (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the registration statement. Wherever we refer to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made in this document and such statements are qualified in their entirety by such reference. References in italics are to section numbers of the Indenture.

   The Indenture does not limit the amount of Debt Securities which we may issue under the Indenture. It provides that Debt Securities may be issued from time to time in one or more series. We have previously issued Debt Securities pursuant to the Indenture. The Debt Securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

   The Indenture limits our ability to incur certain secured indebtedness and to engage in certain sale and lease-back transactions. See "Restrictive Covenants" below. The Indenture does not restrict our ability to incur unsecured indebtedness or, except as described under "Restrictive Covenants" below, to engage in corporate transactions or reorganizations which have the effect of increasing our indebtedness. Accordingly, unless we state otherwise in the applicable prospectus supplement, the Debt Securities will not contain any provisions that afford holders protection against our incurring such indebtedness or (except as described under "Restrictive Covenants") engaging in such transactions or reorganizations. As a result, we could become highly leveraged.

   The Prospectus Supplement may contain a description of the following terms of the Debt Securities:

  . the title of the Debt Securities;

  . the limit, if any, upon the aggregate principal amount of the Debt
    Securities;

  . the date or dates on which the principal of such Debt Securities will be payable;

  . the rate or rates, which may be fixed or variable, at which the Debt
    Securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which such interest will be payable; and the regular record dates for payment of interest;

  . the place or places where the principal of, and premium, if any, and interest on the Debt Securities will be payable;

  . the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

  . the terms and conditions under which we may be obligated to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

  . if other than denominations of $1,000 and any integral multiple of $1,000, the currency or composite currencies and denominations in which the Debt Securities will be issuable;

  . if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon the declaration of acceleration of the maturity thereof;

  . any additional events of default with respect to the Debt Securities, if any, other than those set forth in the Indenture; and

  . any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

   Unless otherwise indicated in the applicable prospectus supplement, the principal of, and any premium or interest on, the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers of the Debt Securities can be registered at the Corporate Trust Office of the Trustee at One North State Street, 9th Floor, Chicago, Illinois or at its agency in Manhattan, New York, provided that, at our option, payment of interest may be made by check mailed to the address of the party entitled thereto as it appears in the security register. (Sections 202, 301, 305 and 1002)

   Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any multiples of $1,000 (Section
302). No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions other than certain exchanges not involving any transfer. (Sections 304, 305, 906 and
1107)

   The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and be offered and sold at a discount below their stated principal amount. We will describe any federal income tax, accounting and other considerations applicable to these discounted Debt Securities in the applicable prospectus supplement. (Sections 101 and 502)

Restrictive Covenants

   Restrictions Upon Secured Debt. The Indenture provides that neither we nor any Restricted Subsidiary will create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("mortgage") of or upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or acquired after the date of the Indenture, without effectively providing that the Debt Securities (together with, if we so determine, any other indebtedness issued, assumed or guaranteed by us or any Restricted Subsidiary and then existing or thereafter created) will be secured equally and ratably with or, at our option, prior to such indebtedness so long as such indebtedness will be so secured. This restriction will not apply to:

  . mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or indebtedness acquired by, us or any Restricted Subsidiary after the date of the Indenture to secure the payment of any part of the purchase price of such property, shares of capital stock or indebtedness upon the acquisition thereof by us or any Restricted Subsidiary or to secure any indebtedness issued, assumed or guaranteed by us or any Restricted Subsidiary to finance or refinance all or any part of the purchase price of such property, shares of capital stock or indebtedness or, in the case of property, the cost of construction thereof or improvements thereon (provided, that the mortgage shall not apply to any property, shares of capital stock or indebtedness previously owned by us or any Restricted Subsidiary, other than any previously unimproved or substantially unimproved real property on which the property to be constructed or improved is located) prior the time of or within 270 days after either of the following:

    --in the case of property, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property; or

    --in the case of shares of capital stock or indebtedness, the acquisition of such shares of capital stock or indebtedness;

  . mortgages on any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by us or any Restricted Subsidiary;

  . mortgages on property of a corporation existing at the time such corporation is merged with or into or consolidated with us or any Restricted Subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to us or any Restricted Subsidiary;

  . mortgages on any property of, or shares of capital stock or indebtedness of, a corporation existing at the time such corporation becomes a Restricted Subsidiary;

  . mortgages to secure indebtedness of any Restricted Subsidiary to us or another Restricted Subsidiary;

  . mortgages in favor of certain governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such mortgages, or the cost of constructing or improving the property subject to such mortgage; and

  . extensions, renewals or replacements of any mortgage existing on the date of the Indenture or any mortgage referred to above, provided, however, that the principal amount of indebtedness secured thereby may not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of capital stock or indebtedness which was subject to the mortgage so extended, renewed or replaced. (Section 1006)

   Notwithstanding the restriction outlined above, we or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, issue, assume or guarantee indebtedness secured by a mortgage not excepted from the restriction as described above, if the aggregate amount of (i) such indebtedness, (ii) all other indebtedness of, or indebtedness guaranteed by, us or our Restricted Subsidiaries existing at such time and secured by mortgages not so excepted and (iii) the Attributable Debt existing in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted under the provisions described in the first bullet point under "Restrictive Covenants--Restrictions on Sale and Lease-Back

Transactions" and Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with the provisions described under the third bullet point under "Restrictive Covenants--Restrictions on Sale and Lease-Back Transactions"), does not at the time exceed 10% of Consolidated Net Tangible Assets. (Sections 1006 and 1007)

   Restrictions on Sale and Lease-Back Transactions. The Indenture provides that neither we nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transactions with respect to any Principal Property unless either:

  . we or such Restricted Subsidiary are entitled under the provisions described in the first or sixth bullet point in the first paragraph under "Restrictive Covenants--Restrictions Upon Secured Debt" to issue, assume or guarantee indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Debt Securities; or

  . we or such Restricted Subsidiary are entitled under the provisions described in the last bullet point in the first paragraph under "Restrictive Covenants--Restrictions Upon Secured Debt" to issue, assume or guarantee indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities; or

  . we apply, within 270 days after the effective date of the arrangement, an amount equal to the Attributable Debt in respect of the transaction to the payment or retirement (other than any mandatory prepayment or retirement) of indebtedness incurred or assumed by us or any Restricted Subsidiary which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such indebtedness. (Sections 1006 and 1007)

Certain Definitions

   "Attributable Debt" is defined in the Indenture to mean, in the context of a Sale and Lease-Back Transaction, the present value, discounted at the rate of interest implicit in the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by us, of the obligation of the lessee under the lease for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 101)

   "Consolidated Net Tangible Assets" is defined in the Indenture to mean the total amount of assets (less applicable reserves), less:

  . all current liabilities (excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and

  . all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

all as shown in our audited consolidated balance sheet contained in our then most recent annual report to stockholders, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet. (Section 101)

   "Holder" is defined in the Indenture to mean a Person in whose name a Debt Security is registered in the security register. (Section 101)

   "Principal Property" is defined in the Indenture to mean any manufacturing plant or manufacturing facility located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by us or any Restricted Subsidiary, in each case, except for any such property or facility, or any portion of such property or facility, which, in the opinion of our board of directors, is not material to the total business conducted by us and our Restricted Subsidiaries considered as one enterprise or any portion of such a plant or facility found not to be of material importance to the use or operation of such plant or facility. (Section
101)

   "Restricted Subsidiary" is defined in the Indenture to mean any Subsidiary substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico) and which owns a Principal Property; provided, however, that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or in financing installment receivables will not be a Restricted Subsidiary. (Section 101)

   "Sale and Lease-Back Transaction" is defined in the Indenture to mean the leasing by us or any Restricted Subsidiary of any Principal Property, whether owned at the date of the Indenture or acquired after the date of the Indenture (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and any Restricted Subsidiary, between any Restricted Subsidiary and us or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to any party with the intention of taking back a lease of such property. (Section 1007)

   "Subsidiary" is defined in the Indenture to mean any corporation more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by us and/or by one or more other Subsidiaries. (Section 101)

Events of Default

   With respect to the Debt Securities of any series, an "Event of Default" is defined in the Indenture as being:

  . default for 30 days in payment of any interest upon the Debt Securities of that series;

  . default in payment of the principal of or premium, if any, on the Debt
    Securities of that series when due at maturity;

  . failure to deposit any sinking fund payment in respect of the Debt
    Securities of that series when due;

  . our default in the performance of any of our other covenants or warranties in the Indenture applicable to the Debt Securities of that series which has not been remedied for a period of 90 days after written notice of default;

  . certain events of bankruptcy, insolvency or reorganization relating to us; and

  . any other event of default provided with respect to the Debt Securities of that series. (Section 501)

   The Indenture provides that if an Event of Default with respect to Debt Securities of any series at the time outstanding has occurred and is continuing, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series then outstanding may declare the principal amount (or, if the Debt Securities of that series provide for an amount less than the principal amount of such Debt Securities to be due and payable upon a declaration of maturity thereof upon an Event of Default, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain conditions, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver." The applicable prospectus supplement relating to any series of Debt Securities which provide for an amount less than the principal amount of such Debt Securities to be due and payable upon a declaration of maturity thereof upon an Event of Default will contain provisions relating to the terms relating to such declaration of maturity upon an Event of Default and the continuation thereof.

   The Indenture provides that, subject to the duties of the Trustee to act with the required standard of care if an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders have offered to the Trustee reasonable security or indemnity. (Sections 601 and 603) Subject to such provisions for security or indemnification of the Trustee and certain other restrictions, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

   No holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Indenture, unless the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee has not received from the holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request. (Section 507) However, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and any interest, as provided for in the Indenture, on such Debt Security on the date or dates they are to be paid as expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

   We will be required to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. (Section 1008) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any default (except in payment of principal, premium, if any, or interest or in sinking fund payments) with respect to Debt Securities of that series if it considers it in the interest of the holders of Debt Securities of that series to do so. (Section 602)

Modification and Waiver

   With respect to the Debt Securities, we and the Trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in aggregate principal amount of the outstanding Debt Securities of each series affected thereby. However, no such modification or amendment may, without the consent of the holders of all then outstanding Debt Securities affected thereby:

  . change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities;

  . reduce the principal amount of, any premium or rate of interest on, any Debt Securities;

  . reduce the principal amount of any Debt Securities providing for an amount less than the principal amount of such Debt Securities to be due and payable upon a declaration of maturity thereof upon an Event of Default payable upon such declaration of maturity of such Debt Securities;

  . change the place or currency of payment of principal of, or any premium or interest on, any Debt Securities;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities after the due date thereof; or

  . reduce the percentage in principal amount of any Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section
    902)

   The holders of 66 2/3% in aggregate principal amount of the outstanding Debt Securities of any series may waive future compliance by us with certain restrictive covenants of the Indenture. (Section 1009) The holders of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to the Debt Securities of such series, except a default in the payment of the principal of or premium, if any, or any interest on any Debt Securities of that series or a provision that cannot be modified or amended without the consent of the holders of all outstanding Debt Securities of that series. (Section 513)

Defeasance

   Defeasance and Discharge. The Indenture provides that, if the Debt Securities of any series so provide, we may be discharged from any and all obligations in respect of the Debt Securities of that series (except for certain obligations to register the transfer or exchange of Debt Securities of that series, to replace stolen, destroyed, lost or mutilated Debt Securities of that series, to maintain paying agencies, to compensate and indemnify the Trustee or to furnish the Trustee (if the Trustee is not the registrar) with the names and addresses of holders of Debt Securities of such series). We will be so discharged upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issues the currency in which the Debt Securities of that series are payable or securities of agencies backed by the full faith and credit of such government, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the Debt Securities of that series on the stated maturity of those payments in accordance with the terms of those Debt Securities. (Sections 1302 and 1304)

   This discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Debt Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Section 1304)

   In addition, we may also obtain a discharge of the Indenture with respect to all Debt Securities issued under the Indenture by depositing with the Trustee, in trust, money sufficient to pay on the date such payments are due or upon redemption of all of such Debt Securities, provided that such Debt Securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 401)

   Defeasance of Certain Covenants. The Indenture provides that, if provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions:

  . we may omit to comply with the covenants described under "Restrictive
    Covenants--Restrictions Upon Secured Debt", "--Restrictions on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale of Assets" (all other obligations under the Debt Securities of that series shall remain in full force and effect); and

  . any omission to comply with those covenants will not constitute an Event of Default with respect to the Debt Securities of that series ("covenant defeasance"). (Sections 1303 and 1304)

   The conditions include:

  . depositing with the Trustee money and/or securities of the government which issues the currency in which the Debt Securities of that series are payable or securities of agencies backed by the full faith and credit of such government, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the Debt Securities of that series on the stated maturity of those payments in accordance with the terms of those Debt Securities; and

  . delivering to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 1304)

   Covenant Defeasance and Certain Other Events of Default. If we exercise our option to effect a covenant defeasance with respect to the Debt Securities of any series as described above and the Debt Securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee would be sufficient to pay amounts due on the Debt Securities of that series at the time of the dates such payments are due but may not be sufficient to pay amounts due on the Debt Securities of that series at the time of the acceleration resulting from such Event of Default. However, we would remain liable for such payments. (Section 301)

Consolidation, Merger and Sale of Assets

   The Indenture provides that we may consolidate with or merge into any other corporation, or lease, sell or transfer all or substantially all of our property and assets if:

  . the corporation formed by such consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets, assumes the payment of the principal of, and premium, if any, and interest on, all Debt Securities and the performance and observance of all covenants and conditions of the Indenture by executing and delivering to the Trustee a supplemental indenture; and

  . immediately after giving effect to such transaction and treating indebtedness for borrowed money which becomes an obligation of us or a Restricted Subsidiary as a result of such transaction as having been incurred by us or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing. (Section 801)

   If, upon any such consolidation or merger, or upon any such lease, sale or transfer of all or substantially all of our property and assets, any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior thereto, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation or party (other than any mortgage, security interest, pledge or lien permitted as described under "Restrictive Covenants--Restrictions Upon Secured Debt" above), we, prior to such consolidation, merger, lease, sale or transfer, will by executing and delivering to the Trustee a supplemental indenture secure the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities (together with, if we so determine, any other indebtedness of, or guaranteed by, us or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at our option, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien. (Section 802)

Book-Entry Debt Securities

   The Debt Securities of a series may be issued in the form of one or more global securities which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Payments of principal of, premium, if any, and interest on Debt Securities represented by a global security will be made by us to the Trustee and then by such Trustee to the depositary.

   We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), that such global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such global securities. Additional or differing terms of the depositary arrangements will be described in the applicable prospectus supplement.

   So long as DTC or its nominee is the registered owner of the global security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Debt Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders of the global security under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

   If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or if DTC ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, we will issue individual Debt Securities in certificated form in exchange for Debt Securities represented by global securities. In addition, we may at any time, and in our sole discretion, determine not to have one or more Debt Securities represented by one or more global securities and, in such event, will issue individual Debt Securities in certificated form in exchange for Debt Securities represented by global securities. If Debt Securities of any series shall have been issued in the form of one or more Debt Securities represented by global securities and if an Event of Default with respect to the Debt Securities of such series has happened and is continuing, we will issue individual Debt Securities in certificated form in exchange for such Debt Securities represented by global securities.

Regarding the Trustee

   The First National Bank of Chicago will be the Trustee under the Indenture and we maintain banking relationships in the ordinary course of business with the Trustee under the Indenture. The Trustee is a commercial lender under our credit facility.

                            DESCRIPTION OF WARRANTS

   The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any prospectus supplement may relate. The particular terms of the Warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable prospectus supplement.

General

   We may offer Warrants independently or together with any series of Debt Securities offered by a prospectus supplement. Any Warrants so offered may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between us and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the applicable prospectus supplement. The Warrant Agent will act solely as our agent under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates") of such series, and the Warrant Agent will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

   The prospectus supplement relating to a particular series of Warrants, if any, may contain the terms of such Warrants, including, where applicable:

  . the offering price;

  . the currency or currencies in which such Warrants are being offered;

  . the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants;

  . the designation and terms of the series of Debt Securities with which such Warrants are being offered (if any) and the number of such Warrants being offered with each such Debt Security;

  . the date on and after which such Warrants and the related series of Debt
    Securities will be transferable separately;

  . the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise;

  . the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and

  . federal income tax consequences; and

  . any other terms of such Warrants not inconsistent with the applicable
    Warrant Agreement.

   Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the applicable prospectus supplement). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

Exercise of Warrants

   Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the applicable prospectus supplement. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the applicable prospectus supplement) at any time on or after the exercise date indicated in the prospectus supplement relating to such Warrants and prior to 5:00 P.M., New York time (unless otherwise indicated in the applicable prospectus supplement), on the expiration date set forth in such prospectus supplement. After the close of business on the expiration date relating to such applicable series of Warrants, unexercised Warrants of such series will be void.

   Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the applicable prospectus supplement, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the prospectus supplement relating to such series of Warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

   We may sell the Securities in any of four ways:

  . directly to purchasers;

  . through agents;

  . through dealers; or

  . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

   With respect to each series of Securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to us from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.

   If we sell Securities through underwriters, the underwriters will acquire the Securities for their own account. The Securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   We may also sell the Securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the Securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to such agent will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

   If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Such contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.

   Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

   If the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The prospectus supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the prospectus supplement will so state.

                                 LEGAL MATTERS

   Certain legal matters relating to the Securities will be passed upon for us by Edward H. Graham, our Senior Vice President, General Counsel and Assistant Secretary, and Sidley & Austin, Chicago, Illinois. Mr. Graham is an officer and full-time employee of ours and the beneficial owner of approximately 31,800 shares of our common stock and options to acquire approximately 41,900 additional shares of our common stock.

                                    EXPERTS

   Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such Firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.*

      Securities and Exchange Commission registration fee............. $111,200
      Accounting fees.................................................   15,000
      Trustee's fees and expenses.....................................    3,000
      Printing, distribution, and engraving fees......................   75,000
      Rating agency fees..............................................  130,000
      Legal fees and expenses.........................................   50,000
      Miscellaneous...................................................    5,800
                                                                       --------
          Total....................................................... $390,000
                                                                       ========

--------
* All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

   Certain provisions of the General Corporation Law of the State of Delaware (the "DGCL") provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation.

   Pursuant to Section 145 of the DGCL and the Registrant's Restated Certificate of Incorporation, the Registrant maintains directors' and officers' liability insurance coverage.

   The Registrant expects that any underwriting agreement or distribution agreement relating to the Securities will provide for indemnification of directors and officers of the Registrant by the underwriters or agents, as the case may be, against certain liabilities.

Item 16. Exhibits.

   Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

      Number                             Description
      ------                             -----------
      *4.1     Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by
               reference to the Registrant's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1987, File No. 1-655).
      *4.2     Form of proposed Debt Securities (included in Exhibit 4.1 at pages 13-21) (incorporated by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               1987, File No. 1-655).
      *4.3     Forms of proposed Warrant Agreement (including form of Warrant
               Certificates) (incorporated by reference to Exhibit 4.6 to the
               Registrant's Registration Statement on Form S-3 filed on June
               11, 1990, File No. 33-35219).
       5       Opinion of Sidley & Austin.
      12       Statement of Computation of Ratios of Earnings to Fixed Charges
               (incorporated by reference to Exhibit 12 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31,
               1998).
      23.1     Consent of Ernst & Young LLP.
      23.2     Consent of Sidley & Austin (included in Exhibit 5).
      24       Powers of Attorney (contained in the signature page to this
               Registration Statement).
      25       Form T-1 Statement of Eligibility of The First National Bank of
               Chicago under the Trust Indenture Act of 1939.

Item 17. Undertakings.

   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on April 7, 1999.

                                          Maytag Corporation

                                                   /s/ Leonard A. Hadley
                                          By: _________________________________
                                                      Leonard A. Hadley
                                                Chairman and Chief Executive
                                                           Officer

   KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Hadley and E. James Bennett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of April 7, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Leonard A. Hadley             Chairman and Chief Executive Officer and
___________________________________________   Director (principal executive officer)
             Leonard A. Hadley

            /s/ Lloyd D. Ward               President and Chief Operating Officer and
___________________________________________   Director
               Lloyd D. Ward

         /s/ Gerald J. Pribanic             Executive Vice President and Chief
___________________________________________   Financial Officer (principal financial
            Gerald J. Pribanic                officer)

           /s/ Steven H. Wood               Vice President, Financial Reporting and
___________________________________________   Audit and Chief Accounting Officer
              Steven H. Wood                  (principal accounting officer)

          /s/ Barbara R. Allen                               Director
___________________________________________
             Barbara R. Allen

         /s/ Howard L. Clark Jr.                             Director
___________________________________________
            Howard L. Clark Jr.

            /s/ Lester Crown                                 Director
___________________________________________
               Lester Crown


                 Signature                                     Title
                 ---------                                     -----
          /s/ Wayland R. Hicks                               Director
___________________________________________
             Wayland R. Hicks

                                                             Director
___________________________________________
              William T. Kerr

            /s/ Robert D. Ray                                Director
___________________________________________
               Robert D. Ray

         /s/ Bernard G. Rethore                              Director
___________________________________________
            Bernard G. Rethore
           /s/ W. Ann Reynolds                               Director
___________________________________________
              W. Ann Reynolds
          /s/ John A. Sivright                               Director
___________________________________________
             John A. Sivright
        /s/ Neele E. Stearns, Jr.                            Director
___________________________________________
           Neele E. Stearns, Jr.
         /s/ Fred G. Steingraber                             Director
___________________________________________
            Fred G. Steingraber
          /s/ Carole J. Uhrich                               Director
___________________________________________
             Carole J. Uhrich

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                               MAYTAG CORPORATION

      Number                             Description
      ------                             -----------
      *4.1     Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by
               reference to the Registrant's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1987, File No. 1-655).
      *4.2     Form of proposed Debt Securities (included in Exhibit 4.1 at pages 13-21) (incorporated by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               1987, File No. 1-655).
      *4.3     Forms of proposed Warrant Agreement (including form of Warrant
               Certificates) (incorporated by reference to Exhibit 4.6 to the
               Registrant's Registration Statement on Form S-3 filed on June
               11, 1990, File No. 33-35219).
       5       Opinion of Sidley & Austin.
      12       Statement of Computation of Ratios of Earnings to Fixed Charges
               (incorporated by reference to Exhibit 12 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31,
               1998).
      23.1     Consent of Ernst & Young LLP.
      23.2     Consent of Sidley & Austin (included in Exhibit 5).
      24       Powers of Attorney (contained in the signature page to this
               Registration Statement).
      25       Form T-1 Statement of Eligibility of The First National Bank of
               Chicago under the Trust Indenture Act of 1939.

    --------

               Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated.